UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2005

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 6, 2005, The Mills Corporation (the “Mills”) announced that Kenneth R. Parent will retire as Chief Operating Officer, effective April 1, 2006. The Mills and Mr. Parent are finalizing the compensation and benefits that will be payable to Mr. Parent in connection with his retirement.

The Mills also announced that Thomas E. Frost will retire as Executive Vice President, effective December 31, 2005, to pursue a position in the non-profit sector. The Mills named Gordon Glenn its Executive Vice President and General Counsel, effective October 3, 2005.

On October 7, 2005, Michael J. Green resigned as the Mills’ Chief Accounting Officer to accept a position as Chief Financial Officer of a Washington, D.C.-based private real estate company. Mr. Green’s resignation will be effective on October 27, 2005. Until Mr. Green’s replacement is hired, the chief accounting officer’s responsibilities will be performed by Mary Jane Morrow, the Mills’ Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ Mary Jane Morrow
Name:	Mary Jane Morrow
Title:	Executive Vice President and Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its general partner

By:	/s/ Mary Jane Morrow
Name:	Mary Jane Morrow
Title:	Executive Vice President and Chief Financial Officer

Date: October 12, 2005